                                                                    EXHIBIT 10.7

                       HINES-SUMISEI NY CORE OFFICE TRUST

                      ARTICLES OF AMENDMENT AND RESTATEMENT

HINES-SUMISEI NY CORE OFFICE TRUST, a Maryland real estate investment trust (the "Trust"), hereby certifies to the State Department of Assessments and Taxation of Maryland as follows:

         FIRST: The Trust desires to, and does hereby, amend and restate its Amended and Restated Declaration of Trust (the "Declaration of Trust") as currently in effect and as hereinafter amended.

         SECOND: Attached hereto as Exhibit A are all the provisions of the Declaration of Trust currently in effect and as hereinafter amended and restated.

         THIRD: The amendment and restatement of the Declaration of Trust as set forth on Exhibit A hereto have been duly advised by the Board of Trustees and approved by the shareholders of the Trust as required by law.

         FOURTH: The total number of shares of beneficial interest which the Trust has authority to issue is not increased by the foregoing amendment and restatement of the Declaration of Trust.

         FIFTH: The name and address of the current resident agent of the Trust is set forth in Article IV of the attached amendment and restatement of the Declaration of Trust.

         SIXTH: The number of trustees of the Trust is currently nine and the names of those currently in office are set forth in Section 5.2(b) of Article V of the attached amendment and restatement of the Declaration of Trust.

         SEVENTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the act of the Trust and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 15th day of January, 2003.

                                          HINES-SUMISEI NY CORE OFFICE TRUST

                                          By: /s/ JAMES A. HIME
                                              ----------------------------------
                                              James A. Hime
                                              President
ATTEST:

/s/ JAMES OYER
-------------------------------
James Oyer
Secretary

                                                                       EXHIBIT A

                       HINES-SUMISEI NY CORE OFFICE TRUST

                SECOND AMENDED AND RESTATED DECLARATION OF TRUST

                                   ARTICLE I
                                  ORGANIZATION

         The Trust is a real estate investment trust within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Law"). The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended (the "Code")).

                                   ARTICLE II
                          NAME AND CERTAIN DEFINITIONS

         Section 2.1. Name. The name of the Trust is "Hines-Sumisei NY Core Office Trust." Under circumstances in which the Board of Trustees of the Trust (the "Board of Trustees" or "Board") determines that the use of the name of the Trust is not practicable, the Trust may, subject to Section 10.2(b), use any other designation or name for the Trust.

         Section 2.2. Certain Definitions. As used in this Amended and Restated Declaration of Trust (the "Declaration of Trust"), the terms set forth below have the meanings indicated. Other capitalized terms used in this Declaration of Trust are defined elsewhere herein.

                  "Affiliate": With respect to any Person, a Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. As used in the immediately preceding sentence, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Appraised Value": As defined in the Investor Rights
Agreement.

                  "Bylaws": The Bylaws of the Trust, as the same may be amended from time to time.

                  "Business Day": As defined in the Organization Agreement.

                  "Class B Dividend Rate": (i) As to any Forced Sale Property as to which the Forced Sale Notice was given on or after the Lock Out Date, the Specified Rate, and (ii) as to any Forced Sale Property as to which the Forced Sale Notice was given before the Lock Out Date, eleven Percent (11%) per annum.

                  "Class B Notice Date": As defined in Section 6.7(a).

                  "Class B Preferred Capital Amount": As of any date, the sum of
(x) the product of (A) the Issue Price (as adjusted for stock, dividends, stock splits, reverse stock splits, combinations, recapitalizations and other similar changes in the capital structure of the Trust) multiplied by (B) the aggregate number of Class B Preferred Shares (as defined in Section 6.3) issued and outstanding as of such date, plus (y) the product of (1) the REIT II Issue Price (as adjusted for stock, dividends, stock splits, reverse stock splits, combinations, recapitalizations and other similar changes in the capital structure of the REIT II) multiplied by (2) the aggregate number of REIT II Class B Preferred Shares issued and outstanding as of such date. For all purposes under this Declaration of Trust, as of any date, the Class B Preferred Capital Amount will be deemed to have been distributed when the Trust and REIT II have, together, distributed cash to the holders of the Class B Preferred Shares and the holders of REIT II Class B Preferred Shares, pursuant to the applicable provisions of this Declaration of Trust and the REIT II Declaration of Trust, respectively, in an aggregate amount equal to the Class B Preferred Capital Amount, taking into account all distributions of cash by the Trust to the holders of Class B Preferred Shares and all distributions of cash by REIT II to the holders of REIT II Class B Preferred Shares prior to and as of such date.

                  "Class B Redemption Amount": As of any time, the sum of (i) the Class B Redemption Capital Component, plus (ii) the amount, if any, of the accrued but unpaid Class B Redemption Interest Component.

                  "Class B Redemption Capital Component": The sum of the Class B Redemption Portions for each Property owned by the Trust on the Class B Notice Date.

                  "Class B Redemption Date": As defined in Section 6.7(a).

                  "Class B Redemption Interest Component": An amount equal to the interest that would have accrued on the unpaid portion of the Class B Redemption Amount had such amount accrued interest at the Default Rate, compounded quarterly, from the Class B Redemption Date to the date such amount is distributed to the holders of the Class B Preferred Shares and Class B Common Shares, less any amounts previously distributed to such holders pursuant to
Section 6.6(d).

                  "Class B Redemption Portion": With respect to each Property owned by the Trust on the Class B Notice Date, the amount that would have been distributed to the holders of the Class B Preferred Shares and the Class B Common Shares had such Property been sold for its Appraised Value as of the Class B Notice Date and the Projected Net Proceeds from such sale distributed in accordance with Section 6.6; provided, however, if a Property is sold by the Trust after the Class B Notice date and prior to the Class B Redemption Date to a Person that is not an Affiliate of HILP, Holding Partnership or any holder of Class B Shares, then the "Class B Redemption Portion" with respect to such Property shall be the amount which would have been distributed to the holders of the Class B Preferred Shares and the Class B Common Shares had the actual net proceeds to the Trust from the sale of such Property been distributed to the Shareholders in accordance with Section 6.6(b).

                  "Class B Unit": One Class B Preferred Share and a portion of a Class B Common Share equal to a fraction the numerator of which is the number of Class B Common Shares then outstanding and the denominator of which is the number of Class B Preferred Shares then outstanding.

                  "Department": The State Department of Assessments and Taxation of the State of Maryland.

                  "Default Date": (i) With respect to any Property that is the subject of a Forced Sale Notice delivered prior to the Lock-out Date, the later of the Lock-out Date and the first anniversary of the date such Forced Sale Notice was delivered to the Trust, and (ii) with respect to any Property that is the subject of a Forced Sale Notice delivered on or after the Lock-out Date, the first anniversary of the date of such Forced Sale Notice.

                  "First Closing Properties": As defined in the Organization Agreement.

                  "Forced Sale Capital Component": With respect to any Forced Sale Property which has been sold or otherwise disposed of by the Trust, the amount that would have been distributed to the holders of Class B Preferred Shares and Class B Common Shares had such Property been sold for its Appraised Value, and the Projected Net Proceeds to the Trust distributed in accordance with Section 6.6(b).

                  "Forced Sale Dividend": With respect to a Forced Sale Property, the sum of (i) the Forced Sale Capital Component with respect thereto, plus (ii) the Forced Sale Interest Component accrued with respect thereto from time to time.

                  "Forced Sale Interest Component": With respect to a Forced Sale Property as of any date, the amount of interest that would have accrued as of such date on the Forced Sale Capital Component for such Forced Sale Property if such amount had accrued interest: (i) after the Required Payment Date therefor but prior to the Default Date therefor, at an annual rate of interest equal to the Class B Dividend Rate, compounded quarterly, from the applicable Required Payment Date to the first to occur of (x) the date on which the applicable Forced Sale Capital Component has been paid in full and (y) the Default Date with respect to such Forced Sale Property; and (ii) from and after the Default Date, at an annual rate of interest equal to the Default Rate, compounded quarterly.

                  "Forced Sale Notice": As defined in the Investor Rights Agreement.

                  "Forced Sale Property": A Property with respect to which a Forced Sale Notice has been delivered in accordance with the Investor Rights Agreement.

                  "HILP":  As defined in the Organization Agreement.

                  "Holding Partnership": As defined in the Organization
Agreement.

                  "Initial Date": The date as of which the Trust's election to be taxed as a REIT becomes effective.

                  "Investor Rights Agreement": As defined in the Organization Agreement.

                  "Issue Price": $1,000.00

                  "Lock-Out Date": As defined in the Investor Rights Agreement.

                  "Organization Agreement": The Amended and Restated Organization Agreement, dated as of December 23, 2003, among the Trust and the other parties thereto providing for, among other things, the contribution of capital to the Trust in connection with the acquisition of the First Closing Properties and the issuance of Shares in respect thereof, as such agreement may be amended from time to time.

                  "Person": An individual, a partnership of any kind having a separate legal status, a corporation (including a business trust), limited liability company, a joint stock company, a trust, an unincorporated organization or association, a mutual company, a joint venture, a sole proprietorship or any other entity of any type whatsoever, or any government or any agency or political subdivision thereof; provided, that for the purposes of
Article VII, the term "Person" shall have the meaning as set forth in Section
7.1.

                  "Projected Net Proceeds": As defined in the Investor Rights Agreement.

                  "Property": Any of the First Closing Properties.

                  "Quarterly Payment Date" Each March 31, June 30, October 31 and December 31; provided that if in any year any such date is not a Business Day, then, for such year, such Quarterly Payment Date shall be the first Business Day that precedes such date.

                  "REIT": A "real estate investment trust" as defined in Section 856 of the Code and applicable Treasury Regulations.

                  "REIT II": Hines-Sumisei NY Core Office Trust II, a Maryland real estate investment trust.

                  "REIT II Class B Preferred Shares": As the term "Class B Preferred Shares" is defined in the REIT II Declaration of Trust.

                  "REIT II Declaration of Trust": The Declaration of Trust of REIT II, as filed with the Department on January ___, 2004.

                  "REIT II Issue Price": As the term "Issue Price" is defined in the REIT II Declaration of Trust.

                  "Required Payment Date": With respect to a Forced Sale Property, the 272nd day following the date on which the Forced Sale Notice in respect of such Property was delivered.

                  "Shareholder": A record holder of one or more Shares.

                  "Specified Rate": As defined in the Investor Rights Agreement.

                                  ARTICLE III
                               POWERS AND PURPOSE

         Section 3.1. Powers. The Trust is organized as a real estate investment trust under the Maryland REIT Law for the purpose of engaging in any activity permitted to real estate investment trusts generally by the Maryland REIT Law and shall have all further powers consistent with law and appropriate to attain its purposes, including, without limitation or obligation, qualifying as a REIT.

         Section 3.2. Purpose. The purpose of the Trust is to acquire, own, hold, manage, operate, lease, mortgage, finance, alter, repair and sell or otherwise dispose of, and in all other respects act as an owner of, whether directly or indirectly through one or more subsidiaries, the First Closing Properties. The Trust may engage in any activities that the Board of Trustees deems necessary or advisable in connection with this purpose. The Trust will not engage in any business that is not related to this purpose.

         Section 3.3. Tax Classification. Prior to the Initial Date, the Trust shall take such steps as are necessary for the Trust to be classified as a partnership for U.S. federal income tax purposes. After the Initial Date, the Trust promptly shall take such steps as are necessary in order for the Trust to qualify as a REIT under the Code.

                                   ARTICLE IV
                                 RESIDENT AGENT

         The name of the resident agent of the Trust in the State of Maryland is The Corporation Trust Incorporated, whose address is 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.

                                   ARTICLE V
                                BOARD OF TRUSTEES

         Section 5.1. Powers.

                  (a) Subject to the limitations set forth in this Declaration of Trust or in the Bylaws, (i) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees, (ii) the Board of Trustees shall have the full, exclusive and absolute power, control and authority over the property of the Trust and over the business of the Trust, and
(iii) the Board of Trustees may take any actions as in its sole judgment and discretion are necessary or desirable to conduct the business of the Trust. This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Board of Trustees. Any construction of this Declaration of Trust or determination made in good faith by the Board of Trustees concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Trustees included in this Declaration of Trust or in the Bylaws shall in no way be construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trustees under the Maryland REIT Law, the general laws of the State of Maryland or any other applicable laws.

                  (b) Without limiting the foregoing general powers, except as otherwise provided in this Declaration of Trust or in the Bylaws, the Board of Trustees, without any action by the Shareholders, shall have and may exercise, on behalf of the Trust, without limitation, the power to:

                           (i)      acquire (through one or more subsidiaries),
hold, sell, transfer and dispose of the First Closing Properties, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect thereto, including the institution and settlement or compromise of suits and administrative proceedings and other similar matters;

                           (ii)     manage the First Closing Properties
generally, including, but not limited to, owning, holding, financing, managing, servicing, operating, maintaining, improving, developing, rehabilitating, leasing and otherwise dealing with the First Closing Properties; selling, exchanging, compromising, collecting, mortgaging or otherwise disposing of all or any portion of the First Closing Properties and, in connection therewith, accepting, collecting, holding, selling, exchanging, mortgaging, pledging or otherwise disposing of evidences of indebtedness or other property received pursuant thereto;

                           (iii)    open, maintain and close bank accounts and
draw checks or other orders for the payment of money and open, maintain and close brokerage, money market fund and similar accounts;

                           (iv)     hire for usual and customary payments and
expenses consultants, brokers, appraisers, attorneys, accountants and such other agents for the Trust as it may deem necessary or advisable, including, without limitation, for any management, construction, leasing and other property management services, and authorize any such agent to act for and on behalf of the Trust;

                           (v)      enter into, execute, maintain and/or
terminate contracts, undertakings, agreements and any and all other documents and instruments in the name of the Trust, and do or perform all such things as may be necessary or advisable in furtherance of the Trust's powers, objects or purposes or to the conduct of the Trust's activities, including entering into agreements to dispose of any Property which may include such representations, warranties, covenants, indemnities and guaranties as the Board of Trustees deems necessary or advisable;

                           (vi)     incur indebtedness and provide indemnities
in connection therewith, on a recourse (only with respect to the assets of the Trust or any of its subsidiaries) or non-recourse basis, on behalf of the Trust, either by the Trust or by an entity in which the Trust has an interest and, in its discretion, secure any and all of such Indebtedness with the assets of the Trust or any Property or any entity in which the Trust holds an interest;

                           (vii)    make, in its sole discretion, any and all
elections for U.S. federal, state, local and foreign tax matters, including any election to adjust the basis of Trust property pursuant to Sections 734(b), 743(b) and 754 of the Code or comparable provisions of state, local or foreign law;

                           (viii)   adopt, amend and repeal Bylaws;

                           (ix)     elect officers in the manner prescribed in
the Bylaws;

                           (x)      solicit proxies from Shareholders;

                           (xi)     approve the financial statements of the
Trust;

                           (xii)    approve or modify any annual capital or
operating budget of the Trust; and

                           (xiii)   to do any other acts and deliver any other
documents necessary or appropriate to the foregoing powers.

                  (c) After the Initial Date, it shall be the duty of the Board of Trustees to ensure that the Trust, as promptly as practicable, satisfies the requirements for qualification as a REIT under the Code, including, but not limited to, the requirements relating to the ownership of outstanding Shares (as defined in Section 6.1), the nature of its assets, the sources of its income and the amount and timing of its distributions to its Shareholders. After the Initial Date, the Board of Trustees shall take no action to disqualify the Trust as a REIT or to otherwise revoke the Trust's election to be taxed as a REIT without the affirmative vote or consent of holders of Shares having at least two-thirds of the voting power of the Shares entitled to vote on such matter at a meeting of the Shareholders; provided that the Trust shall redeem the Class B Preferred Shares and the Class B Common Shares in accordance with Section 6.7, notwithstanding any effect any such redemption may have on the qualification or disqualification of the Trust as a REIT.

                  (d) ERISA. It shall be the duty of the Board of Trustees to cause the Trust to use reasonable best efforts at all times to ensure that it is a "real estate operating company" within the meaning of 29 CFR Section 2510.3-101.

                  (e) Notwithstanding the foregoing, the Trust shall not take any action which, pursuant to any provision of this Declaration of Trust, cannot be taken unless approved or consented to by a majority or other specified percentage of the voting power of the outstanding Shares or of a specified class or classes of Shares, unless each such specified approval or consent has been obtained.

         Section  5.2. Number and Classification.

                  (a) Subject to the rights of any class of Preferred Shares with respect to the election, removal and replacement of members of the Board of Trustees, the Board of Trustees shall have a number of members (the "Trustees") fixed by, or in the manner provided in, the Bylaws, and may be increased or decreased from time to time in the manner prescribed in the Bylaws. Shareholder votes to elect Trustees shall be conducted at each annual meeting of Shareholders in the manner provided in the Bylaws. Each Trustee shall hold office until the next annual meeting of Shareholders and until a successor has been duly elected and qualified. Trustees may be elected to an unlimited number of successive terms.

                  (b) The Board of Trustees shall initially have nine members, and the name and address of the Trustees who shall serve, subject to the provisions of this Declaration of Trust, until the first annual meeting of Shareholders and until their successors are duly elected and qualified are:

      Name                                         Address
      ----                                         -------
Gerald D. Hines                        2800 Post Oak Blvd., Suite 5000
                                       Houston, Texas 77056

Jeffrey C. Hines                       2800 Post Oak Blvd., Suite 5000
                                       Houston, Texas 77056

C. Hastings Johnson                    2800 Post Oak Blvd., Suite 5000
                                       Houston Texas 77056

Charles M. Baughn                      2800 Post Oak Blvd., Suite 5000
                                       Houston, Texas 77056

James A. Hime                          2800 Post Oak Blvd., Suite 5000
                                       Houston, Texas 77056

Norio Morimoto                         101 East 52nd Street, 2nd Floor
                                       New York, NY 10022

Shinichi Kawanishi                     101 East 52nd Street, 2nd Floor
                                       New York, NY 10022

Thomas E. Dobrowski                    767 Fifth Avenue, 16th Floor
                                       New York, NY 10153

Joseph D. Stecher                      767 Fifth Avenue, 16th Floor
                                       New York, NY 10153

                  (c) Subject to the rights of holders of any class or series of Preferred Shares with respect to the election, removal or replacement of Trustees, if a vacancy on the Board of Trustees shall occur or be created (whether arising through death, retirement, resignation or removal or through an increase in the number of Trustees), the vacancy shall be filled by the affirmative vote of a majority of the remaining Trustees, at any regular meeting or any special meeting called for that purpose, even though less than a quorum of the Board of Trustees may exist.

         Section 5.3. Resignation or Removal. Any Trustee may resign by written notice to the Board, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. Subject to the rights of holders of any class or series of Preferred Shares with respect to the election, removal or replacement of Trustees, a Trustee may be removed at any time, with or without cause, by holders of a majority of the voting power of all outstanding Shares entitled to be voted generally for the election of Trustees.

         Section 5.4. Determination of Best Interests of Trust. In determining what is in the best interests of the Trust, a Trustee shall consider the interests of the Shareholders and, in his sole and absolute discretion, may consider any other factors or interests allowed by the Maryland REIT Law or other applicable law.

                                   ARTICLE VI
                          SHARES OF BENEFICIAL INTEREST

         Section 6.1. Authorized Shares. The beneficial interest in the Trust shall be divided into shares (the "Shares"). The total number of Shares which the Trust has authority to issue is 1,690,000 Shares, consisting of (a) 845,000 common shares, $0.001 par value per share ("Common Shares"), and (b) 845,000 preferred shares, $0.001 par value per share ("Preferred Shares"). Subject to
Section 8.2, the Board of Trustees may amend this Declaration of Trust to increase or decrease the aggregate number of Shares that the Trust is authorized to issue. Pursuant to Section 8-203 of the Maryland REIT Law, the Board of Trustees may, subject to Section 8.2, classify or reclassify any authorized but unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms and conditions of redemption of the Shares without amending this Declaration of Trust. All Shares shall be personal property entitling the Shareholders only to those rights provided in this Declaration of Trust or designated by the Board of Trustees in accordance with this Declaration of Trust. The Shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or the Trust's assets except as specifically set forth in this Declaration of Trust. The death or liquidation of a Shareholder shall not terminate the Trust. All Shareholders are subject to the provisions of this Declaration of Trust and the Bylaws.

         Section 6.2. Common Shares. 600,000 of the Common Shares shall be of a class designated Class A Common (the "Class A Common Shares") and 200,000 of the Common Shares shall be of a class designated Class B Common (the "Class B Common Shares"). Each Class A Common Share and each Class B Common Share shall be identical in all respects, except that each Class B Common Share shall be subject to redemption pursuant to Section 6.7. Common Shares shall not entitle the holder thereof to vote on any matter upon which holders of Shares are entitled to vote. Subject to Section 8.2, the Board of Trustees may reclassify any authorized but unissued Common Shares from time to time into one or more classes or series of Shares. The holders of all Common Shares will participate equally in (i) dividends payable to holders of Common Shares when and as authorized and declared by the Board of Trustees and (ii) the Trust's net assets available for distribution to holders of Common Shares upon liquidation or dissolution. Neither the consolidation or merger of the Trust with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Trust shall itself be deemed to be a liquidation, dissolution or winding up of the Trust within the meaning of this Section 6.2.

         Section 6.3. Preferred Shares. 600,000 of the Preferred Shares shall be of a class designated Class A Preferred (the "Class A Preferred Shares") and 200,000 of the Preferred Shares shall be of a class designated Class B Preferred (the "Class B Preferred Shares"). The rights, preferences, privileges, and restrictions granted to and imposed on the Class A Preferred Shares and the Class B Preferred Shares are set forth below in this Section 6.3 and elsewhere in this Declaration of Trust. Subject to Section 8.2, the Board of Trustees may classify any authorized but unissued Preferred Shares and reclassify any previously classified but unissued

Preferred Shares of any class or series from time to time, into one or more classes or series of Shares.

                  (a)      Voting.

                           (i)      Subject to the provisions of Article VII,
each Class A Preferred Share and each Class B Preferred Share shall entitle the holder thereof to one vote on each matter upon which holders of such class of Preferred Shares are entitled to vote. Except for the separate voting rights of the holders of the specified classes of Preferred Shares provided below in this
Section 6.3(a) and elsewhere in this Declaration of Trust, and as may otherwise be required by the laws of the State of Maryland, the holders of outstanding Class A Preferred Shares and the holders of outstanding Class B Preferred Shares entitled to vote thereon shall vote as one class with respect to the election of Trustees and with respect to all other matters to be voted on by Shareholders of the Trust, and no separate vote or consent of the holders of Class A Preferred Shares or the holders of Class B Preferred Shares shall be required for the approval of any such matter. Holders of Preferred Shares may not engage in cumulative voting in the election of Trustees.

                           (ii)     So long as any Class A Preferred Shares are
outstanding, the Trust shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding Class A Preferred Shares voting as a separate class, take any of the following actions:

                                    (A)      alter or change the rights,
preferences or privileges herein of the Class A Preferred Shares so as to affect adversely such Shares, including without limitation making any amendment to
Section 10.2(b) of this Declaration of Trust, or

                                    (B)      authorize any other equity
security, including any other security convertible into or exercisable for any equity security, having a preference over, or on a parity with, the Class A Preferred Shares with respect to dividends, voting or upon liquidation.

                           (iii)    So long as any Class B Preferred Shares are
outstanding, the Trust shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding Class B Preferred Shares voting as a separate class, take any of the following actions:

                                    (A)      alter or change the rights,
preferences or privileges herein of the Class B Preferred Shares so as to affect adversely such Shares, including without limitation making any amendment to
Section 6.6, Section 6.7 or Section 10.2(b) of this Declaration of Trust,

                                    (B)      authorize any other equity
security, including any other security convertible into or exercisable for any equity security, having a preference over, or on a parity with, the Class B Preferred Shares with respect to dividends or upon liquidation, or

                                    (C)      sell or otherwise dispose of any of
the First Closing Properties to HILP or any of its Affiliates or to Holding Partnership or any of its Affiliates, unless such sale or disposition is being made to fund the redemption of Class B Preferred Shares and Class B

Common Shares pursuant to Section 6.7 or to fund payments required under Article 3 or Article 4 of the Investor Rights Agreement.

                  (b) Liquidation and Dissolution. In the event of a liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Trust, the assets of the Trust remaining for distribution shall be distributed in accordance with the provisions of subsections (b), (c) and (d) of
Section 6.6, as applicable. Neither the consolidation or merger of the Trust with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Trust shall itself be deemed to be a liquidation, dissolution or winding up of the Trust within the meaning of this
Section 6.3(b).

         Section 6.4. Classified or Reclassified Shares. Prior to the issuance of Shares classified or reclassified by the Board pursuant to Section 6.1, the Board of Trustees by resolution shall, subject to Section 8.2, (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series;
(c) set, subject to the provisions of Article VI and VII and subject to the express terms, rights, powers and preferences of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the Department pursuant to Section 8-203(b) of the Maryland REIT Law. Any of the terms of any class or series of Shares established pursuant to clause (c) of this Section 6.4 or otherwise in this Declaration of Trust may be made dependent upon facts or events ascertainable outside this Declaration of Trust (including determinations or actions by the Board of Trustees) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the Declaration of Trust.

         Section  6.5. Authorization by Board of Share Issuance.

                  (a) Except for the limitations set forth in this Article VI, the Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a share split, share dividend or as otherwise allowed by the Maryland REIT Law in order to qualify as a REIT), subject to Section 8.2 hereof and such other restrictions or limitations, if any, as may be set forth in this Declaration of Trust or the Bylaws.

                  (b) Notwithstanding any other provision in this Declaration of Trust, no determination shall be made by the Board of Trustees and no transaction shall be entered into by the Trust that would cause any Shares or other beneficial interest in the Trust not to constitute "transferable shares" or "transferable certificates of beneficial interest" under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code. Additionally, the Trust may, without the consent or approval of any Shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding

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up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share. When issued, all Shares shall be non-assessable.

                  (c) The Trust shall not issue any Class B Preferred Shares or Class B Common Shares other than as required or permitted under the Organization Agreement and Section 8.2 hereof.

         Section  6.6. Dividends and Distributions.

                  (a) Subject to the preferences and rights of any class or series of Preferred Shares, the Board of Trustees may from time to time authorize and declare to Shareholders such dividends and distributions, in cash or, subject to Section 8.2, other assets of the Trust, or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine. After the Initial Date, the Board of Trustees shall endeavor to declare and pay promptly such dividends and distributions as shall be necessary for the Trust to qualify as a REIT; provided, however, that Shareholders shall have no right to any dividend or distribution unless and until authorized and declared by the Board. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 6.6 shall be subject to the provisions of any class or series of Shares at the time outstanding. Dividends shall be payable only as and when declared by the Board of Trustees out of assets of the Trust legally available therefor.

                  (b) Prior to the Class B Redemption Date, but subject to subsections (c) and (d) of this Section 6.6, any dividends authorized and declared by the Board of Trustees, including liquidating dividends, but excluding share dividends and Forced Sale Dividends, shall be declared and paid as follows:

                           (i)      first, to the holders of Class A Preferred
Shares and Class B Preferred Shares, prior and in preference to any declaration or payment of any dividends to the holders of Common Shares, pro rata based on the number of such Preferred Shares held by each such holder, until the holders of the Class B Preferred Shares have received the Class B Preferred Capital Amount; and

                           (ii)     thereafter, any remaining amount available
to be distributed and all subsequent dividends declared and paid by the Trust shall be paid to the holders of Common Shares pro rata based on the number of Common Shares held by each such holder.

                  (c) If: (1) a Forced Sale Notice has been delivered with respect to any of the Properties then held, directly or indirectly, by the Trust in accordance with Section 3.01 of the Investor Rights Agreement, and (2) the Forced Sale Dividend with respect to such Forced Sale Property has not been paid in full to the holders of Class B Preferred Shares on or prior to the Required Payment Date with respect to such Forced Sale Property, then for the period beginning on the Required Payment Date with respect to such Forced Sale Property and ending on the first to occur of (A) the Class B Redemption Date and (B) the date as of which the Trust has sold or otherwise disposed of its interest in such Forced Sale Property and the Forced Sale Dividend payable in respect of such Forced Sale Property has been paid in full, any dividends authorized and declared by the Board of Trustees, including liquidating dividends, but excluding share dividends, shall be declared and paid as follows:

                           (i)      first, prior and in preference to the
declaration or payment of any dividends to the holders of any other class of Preferred Shares or Common Shares, the Forced Sale Interest Component with respect to the Forced Sale Property in question to the holders of Class B Preferred Shares, pro rata based on the number of Class B Preferred Shares held by each such holder until the holders of the Class B Preferred Shares have received the Class B Preferred Capital Amount, then, to the extent of any remaining portion of the Forced Sale Interest Component, to the holders of Class B Common Shares, pro rata based upon the number of Class B Common Shares held by each such holder;

                           (ii)     second, if the Forced Sale Property has been
sold or otherwise disposed of, prior and in preference to the declaration or payment of any dividends from the proceeds thereof to the holders of any other class of Preferred Shares or Common Shares, the Forced Sale Capital Component with respect to such Forced Sale Property to the holders of Class B Preferred Shares pro rata in accordance with the number of such Preferred Shares held by each such holder until the holders of the Class B Preferred Shares have received the Class B Preferred Capital Amount, then, to the extent of any remaining portion of the Forced Sale Capital Component, to the holders of Class B Common Shares, pro rata based upon the number of Class B Common Shares held by each such holder;

                           (iii)    third, any amounts then remaining available
for the payment of dividends which are not attributable to the Forced Sale Property in question, in accordance with Section 6.6(b); and

                           (iv)     fourth, any amounts then remaining available
for the payments of dividends which are attributable to the Forced Sale Property in question, (A) if the Class B Preferred Capital Amount has not been paid to the holders of Class B Preferred Shares, to the holders of Preferred Shares other than Class B Preferred Shares pro rata based upon the number of such Preferred Shares held by each such holder and (B) otherwise, to the holders of Common Shares other than Class B Common Shares, pro rata based on the number of such Common Shares held by each such holder.

                           (v)      The amount available for distribution on any
date that is attributable to a Forced Sale Property shall be deemed to be the amount equal to the sum of (A) if such Forced Sale Property has been sold or otherwise disposed of, the net proceeds to the Trust from such sale or disposition, plus (B) the product of the total amount available for distribution on such date (other than proceeds from the disposition of such Forced Sale Property) multiplied by a fraction, the numerator of which is the amount of cash received by the Trust as of such date from the subsidiary of the Trust that holds title to such Forced Sale Property (other than proceeds from the disposition of such Forced Sale Property), and the denominator of which is the total amount of cash received by the Trust as of such date from all subsidiaries of the Trust (other than proceeds from the disposition of such Forced Sale Property).

                           (vi)     Notwithstanding clauses (i) through (iv) of
this Section 6.6(c), if all Properties in which the Trust has an interest are the subject of a Forced Sale Notice, then the

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

proceeds from the sale of any Property shall not be distributed as provided in this Section 6.6(c) but shall be applied to the redemption of the Class B Preferred Shares and Class B Common Shares in accordance with Section 6.7.

                  (d) After the Class B Redemption Date, so long as any Class B Preferred Shares are outstanding, any dividends, including liquidating dividends, but excluding share dividends, shall be declared and paid as follows:

                           (i)      first, prior and in preference to the
declaration or payment of any dividends to the holders of any other class of Preferred Shares or Common Shares, the Class B Redemption Interest Component to the holders of Class B Units pro rata, based on the number of Class B Units held by each such holder;

                           (ii)     second, prior and in preference to the
declaration or payment of any dividends to the holders of any other class of Preferred or Common Shares, to the holders of Class B Units until they have received an amount equal to the Class B Redemption Capital Component, less any amounts distributed to such holders prior to the Class B Redemption Date from the proceeds of the sale or other disposition of a Property which was sold or otherwise disposed of after the Class B Notice Date and any amounts previously distributed to such holders pursuant to this Section 6.6(d)(ii), pro rata based on the number of Class B Units held by each such holder; and

                           (iii)    thereafter, any dividends authorized and
declared by the Board of Trustees, including liquidating dividends, but excluding share dividends, shall be paid to the holders of Common Shares other than Class B Common Shares, pro rata, based on the number of Common Shares held by each such holder.

         Section  6.7. Mandatory Redemption of Class B Units.

                  (a) On or prior to the tenth anniversary of the date of the First Closing (as defined in the Organization Agreement (the "First Closing Date") (the date of such anniversary, the "Scheduled Class B Redemption Date"), but no earlier than the ninth anniversary of the First Closing Date (the date of such earlier anniversary, the "Class B Notice Date"), the Trust shall redeem all outstanding Class B Units, unless, prior to the Class B Notice Date, the holders of Class B Preferred Shares elect, by a majority vote or consent of all such holders voting as a separate class, to extend the Scheduled Class B Redemption Date and evidence of such vote or consent is delivered to the Secretary of the Trust on or before the Business Day first preceding the Class B Notice Date. Upon delivery of such notice, the Scheduled Class B Redemption Date and the Class B Notice Date shall each be extended by one year, and the provisions of this Section 6.7 shall apply as such dates have been so extended. The Scheduled Class B Redemption Date and the Class B Notice Date may be extended by any number of one year periods by a new vote or consent of the holders of Class B Preferred Shares pursuant to this Section 6.7(a) prior to each successive Class B Notice Date and delivery of notice thereof as provided herein. If, in any year, the Scheduled Class B Redemption Date is not extended as provided in this
Section 6.7(a), then the Scheduled Class B Redemption Date for such year shall be deemed the "Class B Redemption Date." Notwithstanding the foregoing, if a Forced Sale Notice has been delivered with respect to all Properties held, directly or indirectly, by the Trust,

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

then the "Class B Redemption Date" shall be the date which is the later of the first anniversary of the date the last such Forced Sale Notice was delivered to the Trust and the Lock Out Date, and the Trust shall redeem all outstanding Class B Preferred Shares and all outstanding Class B Common Shares on such Class B Redemption Date.

                  (b) The redemption price to be paid for each outstanding Class B Unit shall be determined by reference to the Class B Redemption Portion attributable to each Property held by the Trust on the Class B Notice Date which is allocable to such Share.

                  (c) The Trust shall accomplish the redemption of all outstanding Class B Preferred Shares and all outstanding Class B Common Shares by paying the Class B Redemption Amount to the registered holders of the outstanding Class B Preferred Shares pro rata based on the number of Class B Preferred Shares held by each such holder by wire transfer of immediately available funds to an account designated by such holders or to an escrow account established by the Trust to receive such funds and distribute them to such holders. Upon payment in full of the Class B Redemption Amount pursuant to the preceding sentence, each outstanding Class B Preferred Share and each outstanding Class B Common Share shall automatically be cancelled and retired and shall cease to exist, and the holders of any certificate representing Class B Preferred Shares or Class B Common Shares shall cease to have any rights with respect thereto, except that holders of certificates representing Class B Preferred Shares shall be entitled to receive a pro rata portion of the Class B Redemption Amount based on the number of such Shares represented by such certificates.

                                  ARTICLE VII
                     RESTRICTIONS ON TRANSFER AND OWNERSHIP

         Section 7.1. Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

                  "Aggregate Share Ownership Limit": 9.9% in value of the aggregate of the outstanding Shares. The value of the outstanding Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

                  "Beneficial Ownership": Ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                  "Charitable Beneficiary": One or more beneficiaries of a Charitable Trust as determined pursuant to Section 7.3(g), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

                  "Charitable Trust": Any trust created by the Board for the purposes of Section 7.3.

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

                  "Charitable Trust Trustee": The trustee of a Charitable Trust. The Charitable Trust Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner.

                  "Common Share Ownership Limit": 9.9% (in value or in number of shares, whichever is more restrictive) of the aggregate number of the outstanding Common Shares. The number and value of outstanding Common Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

                  "Control": With respect to a Person, the possession (directly or indirectly) of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

                  "Constructive Ownership": Ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

                  "Excepted Holder": A Shareholder of the Trust for whom an Excepted Holder Limit is created by this Article VII or by the Board of Trustees pursuant to Section 7.2(g).

                  "Excepted Holder Limit": Provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 7.2(g), the percentage limit established by the Board of Trustees for such Excepted Holder pursuant to Section 7.2(g).

                  "Market Price" With respect to any Share as of any date, the amount that would be distributed to the holder of such Share if the Trust sold or caused to be sold its interest in each of the First Closing Properties as of such date for its fair market value as of such date (as determined in good faith by the Board of Trustees) and the net proceeds of such a sale (taking into account expected closing and transaction costs, as determined in good faith by the Board of Trustees) were distributed to the Shareholders in accordance with
Section 6.6.

                  "Person": An individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and (for purposes of Article VII) a group to which an Excepted Holder Limit applies.

                  "Prohibited Owner": With respect to any purported Transfer, any Person who, but for the provisions of Section 7.2(a), would Beneficially Own or Constructively Own Shares in violation of the provisions of Section 7.2(a)(i), and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

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

                  "Restriction Termination Date": The first day after the Initial Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

                  "Transfer": Any direct or indirect issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and
(c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

         Section  7.2. Ownership and Transfer Restrictions.

                  (a) Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

                  (i)      Basic Restrictions.

                           (A)      (1) No Person, other than an Excepted
Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

                           (B)      No Person shall Beneficially or
Constructively Own Shares to the extent that such Beneficial or Constructive Ownership of Shares would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

                           (C)      No Person shall Beneficially or
Constructively Own Shares to the extent that such Beneficial or Constructive Ownership of Shares would result in the Trust failing to qualify as a "domestically-controlled REIT" as defined in Section 897(h)(4) of the Code.

                           (D)      Notwithstanding any other provisions
contained herein, any Transfer of Shares that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

                  (ii) Transfer in Trust. If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 7.2(a)(i)(A) - (C),

                           (A)      then that number of Shares the Beneficial or
Constructive Ownership of which otherwise would cause such Person to violate
Section 7.2(a)(i)(A) - (C) (rounded to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares, or

                           (B)      if the transfer to the Charitable Trust
described in clause (A) of this sentence would not be effective for any reason to prevent the violation of Section 7.2(a)(i)(A) - (C), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 7.2(a)(i)(A) - (C) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

                  (b) Remedies for Breach. If the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2(a) or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of Section 7.2(a) (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 7.2(a) shall automatically result in the transfer to the Charitable Trust described in Sections 7.2(a)(ii) and 7.3, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.

                  (c) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 7.2(a)(i), any Person that is an entity whose stock or equity interests are being transferred, redeemed, acquired or issued in a manner that will or may violate Section 7.2(a)(i), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2(a)(ii), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days' prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust's status as a REIT.

                  (d) Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

                           (i)      Every owner of more than one-half of one
percent (0.5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares Beneficially Owned by such owner and a description of the manner in which such Shares are held. Each such owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit. In cases where such owner holds Shares on behalf of another Person (the "Actual Owner") who is required to include the dividends or distributions received from such Shares in its tax return, the foregoing information shall be furnished for, by or on behalf of each Actual Owner.

                           (ii)     Each Person who is a Beneficial or
Constructive Owner of Shares and each Person (including the Shareholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

                  (e) Remedies Not Limited. Subject to Section 5.1 of this Declaration of Trust, nothing contained in this Section 7.2 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders in preserving the Trust's status as a REIT.

                  (f) Ambiguity. In the case of an ambiguity in the application of any of the provisions of any sections of this Article VII, the Board of Trustees shall have the power to determine the application of the provisions of such sections with respect to any situation based on the facts known to it. In the event any section of this Article VII requires an action by the Board of Trustees and this Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article VII.

                  (g)      Exceptions.

                           (i)      Subject to Section 7.2(a)(i)(B), the Board
of Trustees, in its sole discretion, may exempt a Person from the Aggregate Share Ownership Limit and/or the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

                                    (A)      the Board of Trustees obtains such
representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial or Constructive Ownership of such Shares will violate Section 7.2(a)(i)(B);

                                    (B)      such Person does not own, actually
or Constructively, an interest in a tenant of the Trust (or a tenant of any entity owned or Controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant, and the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and as the Board of Trustees otherwise determines to be necessary or advisable (for this purpose, a tenant from whom the Trust (or an entity owned or Controlled by the Trust) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Trustees, rent from such tenant would not adversely affect the Trust's ability to qualify as a REIT, shall not be treated as a tenant of the Trust); and

                                    (C)      such Person agrees that any
violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2(a) through 7.2(f)) will result in such Shares being automatically transferred to a Charitable Trust in accordance with Sections 7.2(a)(ii) and 7.3.

                           (ii)     Prior to granting any exception pursuant to
Section 7.2(g)(i), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT. Notwithstanding receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

                           (iii)    Subject to Section 7.2(a)(i)(B), an
underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

                           (iv)     The Board of Trustees may only reduce the
Excepted Holder Limit for an Excepted Holder: (A) with the written consent of such Excepted Holder at any time, or (B) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit.

                  (h) Increase in Aggregate Share Ownership and Common Share Ownership Limits. The Board of Trustees may from time to time, in its sole discretion, increase the Common Share Ownership Limit and the Aggregate Share Ownership Limit.

                  (i) Legend. If the Trust issues certificates for Shares, each certificate for Shares shall bear substantially the following legend:

                  "The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust's maintenance of its status as a Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the

                  Trust's Declaration of Trust, (i) no Person may Beneficially or Constructively Own Common Shares of the Trust in excess of 9.9% (in value or number of shares) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable);
                  (ii) no Person may Beneficially or Constructively Own Shares of the Trust in excess of 9.9% of the value of the total outstanding Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; (vi) no Person shall Beneficially or Constructively Own Shares to the extent that such Beneficial or Constructive Ownership of Shares would result in the Trust failing to qualify as a "domestically-controlled REIT" as defined in Section 897(h)(4) of the Code; and (v) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the foregoing restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge. In addition, the Trust will furnish a full statement of the designations, preferences, rights, restrictions, limitations and other terms and conditions of each class of Shares of the Trust, as required by Section 8-203(d) of the Maryland REIT Law, to any holder of Shares upon request and without charge.

                  The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, assigned, pledged, transferred or otherwise disposed of except (a) pursuant to an effective registration statement under said act or pursuant to an available exemption from registration under said act and, if requested, upon delivery of an opinion of counsel reasonably satisfactory to the Trust that the proposed transfer is exempt from registration under said act, and (b) in accordance with the Declaration of Trust."

         Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a Shareholder on request and without charge.

         Section  7.3. Transfer of Shares in Trust.

                  (a) Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2(a)(ii) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trust Trustee for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trust Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2(a)(ii). Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3(g).

                  (b) Status of Shares Held by the Charitable Trust Trustee. Shares held by the Charitable Trust Trustee shall be issued and outstanding Shares of the Trust. The Prohibited Owner shall have no rights in the shares held by the Charitable Trust Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Charitable Trust Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust.

                  (c) Dividend and Voting Rights. The Charitable Trust Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to a Prohibited Owner prior to the discovery by the Trust that Shares have been transferred to the Charitable Trust Trustee shall be paid with respect to such Shares by the Prohibited Owner to the Charitable Trust Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trust Trustee. Any dividends or distributions so paid over to the Charitable Trust Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been transferred to the Charitable Trust Trustee, the Charitable Trust Trustee shall have the authority (at the Charitable Trust Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Shares have been transferred to the Charitable Trust Trustee and
(ii) to recast such vote in accordance with the desires of the Charitable Trust Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible trust action, then the Charitable Trust Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other Shareholder records for purposes of preparing lists of Shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Shareholders.

                  (d) Sale of Shares by Trustee. Within a reasonable time after (but no earlier than 30 days) receiving notice from the Trust that Shares have been transferred to the Charitable Trust, the Charitable Trust Trustee shall sell the shares held in the Charitable Trust to a Person, designated by the Charitable Trust Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 7.2(a)(i). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trust Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this
Section 7.3(d). The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares effective on the day of the event causing the Shares to be held in the Charitable Trust and (ii) the price received by the Charitable Trust Trustee from the sale or other disposition of the Shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Shares have been transferred to the Charitable Trust Trustee, such Shares are sold by a Prohibited Owner, then (x) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (y) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3(d), such excess shall be paid to the Charitable Trust Trustee upon demand.

                  (e) Purchase Right in Shares Transferred to the Charitable Trust Trustee. Shares transferred to the Charitable Trust Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Charitable Trust Trustee has sold the Shares held in the Charitable Trust pursuant to
Section 7.3(d). Upon such a sale to the Trust, the proceeds therefrom shall be distributed to the Charitable Beneficiary in the manner described in Section 7.3(d).

                  (f) Rights Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up (or any other distribution of the assets) of the Trust, the Charitable Beneficiary shall be entitled to receive, ratably with each other holder of Shares of the class or series of the Shares that is held in the Charitable Trust, that portion of the assets of the Trust available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares held by the Charitable Trustee bears to the total number of applicable Shares then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust pursuant to this Section 7.3(f) in the same manner as proceeds from the sale of Shares are distributed pursuant to Section 7.3(d) above.

                  (g) Designation of Charitable Beneficiaries. By written notice to the Charitable Trust Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2(a)(i) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section

501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

         Section 7.4. Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this
Article VII. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

         Section  7.5. Redemptions Excepted. Notwithstanding anything in this
Article VII or any other provision of this Declaration of Trust to the contrary, the Trust shall redeem the Class B Preferred Shares and the Class B Common Shares in accordance with Section 6.7, notwithstanding any effect any such redemption may have on the qualification or disqualification of the Trust as a REIT.

                                  ARTICLE VIII
                                  SHAREHOLDERS

         Section 8.1. Meetings. There shall be an annual meeting of Shareholders, to be held upon written notice at such time (after the delivery of the annual report) and convenient location as shall be determined in the manner prescribed in the Bylaws, for the election of the Trustees, to review and discuss the business and affairs of the Trust, and for the transaction of any other business within the powers of the Trust that is properly brought before such meeting in accordance with the Bylaws. Except as otherwise provided in this Declaration of Trust, special meetings of Shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

         Section 8.2. Voting Rights. Subject to the rights and powers of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote on (and only on) the following matters:

                  (a) the election of Trustees as provided in Section 5.2 and the removal of Trustees as provided in Section 5.3;

                  (b) an amendment of this Declaration of Trust as provided in Article X;

                  (c)      the termination of the Trust as provided in Section
12.2;

                  (d) a merger or consolidation of the Trust, or the sale or disposition of substantially all of the Trust's assets, as provided in
Article XI;

                  (e) the termination of the Trust's status as a REIT for federal income tax purposes as provided by Section 5.1(c);

                  (f) the authorization of any additional Shares and any classification or reclassification of classes or series of Shares;

                  (g) the issuance of any Shares, or securities of the Trust that are convertible into, exchangeable for or evidence the right to purchase Shares, other than the Shares required or permitted to be issued under the terms of the Organization Agreement;

                  (h) the making of any dividend or distribution to Shareholders other than dividends or distributions paid only in cash; and

                  (i) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Shareholders for approval or ratification.

Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Board of Trustees. Except where this Declaration of Trust or the Bylaws require a higher percentage vote or give separate voting rights to a specified class or classes of Shares, action with respect to any of the foregoing matters may be taken only if such action is approved by holders of a majority of the voting power of all Shares entitled to vote on such matter; provided that action on the matters described in subsections (b), (c), (d), (e), (f), (g) and (h) of this Section 8.2 shall require the approval of two-thirds of the voting power of all Shares entitled to vote on such matter.

         Section 8.3. Preemptive and Appraisal Rights. Except as may be provided by the Board of Trustees in establishing the terms of any class of Shares pursuant to Section 6.4, or as may otherwise be provided by contract, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust which it may issue or sell or (b) have any right to require the Trust to pay such holder the fair value of such holder's Shares in an appraisal or similar proceeding.

         Section 8.4. Extraordinary Actions. Except as otherwise expressly provided in this Declaration of Trust and notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any Shareholder action shall be effective and valid if approved by the affirmative vote of holders of Shares having a majority of the voting power of the Shares entitled to vote on the matter.

         Section 8.5. Action By Shareholders Without a Meeting. Any action required or permitted under this Declaration of Trust or the Bylaws to be taken by the Shareholders at a meeting may be taken without a meeting by the written consent of Shareholders entitled to vote on such matter having the number of votes that would be required to approve the matter as required by statute, this Declaration of Trust or the Bylaws, as the case may be, at a meeting at which all Shares entitled to be voted on such matter were present, in person or by proxy.

                                   ARTICLE IX
                      LIABILITY LIMITATION, INDEMNIFICATION
                         AND TRANSACTIONS WITH THE TRUST

         Section 9.1. Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Trust by reason of being a Shareholder.

         Section 9.2. Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 9.2, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 9.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         Section 9.3. Indemnification. The Trust, to the fullest extent permitted by law, shall indemnify and hold harmless, each Indemnified Person from and against any loss, liability, expense, judgment, settlement cost, fees and related expenses (including reasonable attorneys' fees and expenses), costs or damages arising out of or in connection with any act taken or omitted to be taken in respect of the affairs of the Trust, unless it is established that (i) such act or omission was material to the matter giving rise to the claim, and was (A) committed in bad faith, or (B) the result of active and deliberate dishonesty; (ii) the Indemnified Person actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the Indemnified Person had reasonable cause to believe that such act or omission was unlawful. The termination of any action, suit or proceeding by settlement shall not, of itself, create a presumption that an Indemnified Person did not act in good faith or in a manner that was reasonably believed to be in, or not opposed to, the best interests of the Trust, or was deliberately dishonest or had reasonable cause to believe that such act or omission was unlawful. The Trust shall, to the extent permitted by applicable law and without requiring a preliminary determination of the ultimate entitlement to indemnification, advance to any Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action or proceeding which arises out of conduct which is the subject of the indemnification provided hereunder; provided, however, that the Indemnified Person shall agree as a condition to receiving any such advance, that in the event such Indemnified Person receives any advance, the Indemnified Person shall reimburse the Trust for the advance to the extent that it is judicially determined, in a final, non-appealable judgment or binding arbitration, that the Indemnified Person was not entitled to indemnification under this Section 9.3. As used herein the term "Indemnified Person" means any individual who (a) is a present or former Shareholder, Trustee or officer of the Trust, or (b) while a Trustee or officer of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, manager, trustee, employee or agent of another real estate investment trust, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or any other entity.

         Section 9.4. Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in this Declaration of Trust or the Bylaws, or an express restriction adopted by the Trustees by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction; provided that the terms of the transaction are no less favorable to the Trust than would be obtained in a transaction with an unaffiliated party.

                                   ARTICLE X
                                   AMENDMENTS

         Section 10.1. General. Subject to the terms of this Declaration of Trust, the Trust reserves the right from time to time to make any amendment to this Declaration of Trust, now or hereafter authorized by law. All rights and powers conferred by this Declaration of Trust on Shareholders, Trustees and officers are granted subject to this reservation. An amendment to this Declaration of Trust (a) shall be signed and acknowledged by at least a majority of the Trustees, an officer duly authorized by at least a majority of the Trustees, or signed and acknowledged by the Chairman of the Board of Trustees, and witnessed by the Secretary, (b) shall be filed for record as provided in
Section 13.6 and (c) shall become effective as of the later of the time the Department accepts the amendment for record or the time established in the amendment, not to exceed 30 days after the amendment is accepted for record. All references to this Declaration of Trust shall include all effective amendments thereto.

         Section  10.2. By Trustees. The Board of Trustees may:

                  (a) with the approval of two-thirds of its members, and without any action by the Shareholders, amend this Declaration of Trust from time to time as may be necessary to qualify the Trust as a REIT under the Code or as a real estate investment trust under the Maryland REIT Law; and

                  (b) with the approval of a majority of the entire Board of Trustees, change the name of the Trust; provided that any such name change must be approved by (i) holders of a majority of the voting power of the outstanding Class A Preferred Shares voting as a separate class and (ii) holders of a majority of the outstanding Class B Preferred Shares voting as a separate class.

         Section 10.3. By Shareholders. Except as otherwise provided in this Declaration of Trust, and subject to the separate class voting rights of any class or series of Preferred Shares, any amendment to this Declaration of Trust shall be valid only if approved by the affirmative vote of Shareholders representing at least two-thirds of the voting power of all Shares entitled to vote on the matter. Notwithstanding anything to the contrary in this Declaration of Trust, any separate class voting rights of any class or series of Preferred Shares (including, without limitation, the voting rights in Section 6.3(a) hereof) may be amended only with the consent of the holders of at least a majority of such class or series of Preferred Shares, as applicable.

                                   ARTICLE XI
                 MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY

         Subject to the rights, powers or privileges of any class or series of Shares at the time outstanding, the Board of Trustees may (a) merge the Trust into another entity, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell, lease, exchange or otherwise transfer all or substantially all of the Trust's assets. Any such action must be approved by the Board of Trustees and, after notice to all Shareholders entitled to vote on the matter, by the affirmative vote of holders of Shares representing two-thirds of the voting power of all the Shares entitled to vote on the matter.

                                  ARTICLE XII
                        DURATION AND TERMINATION OF TRUST

         Section 12.1. Duration. The Trust shall continue perpetually unless terminated pursuant to Section 12.2 or pursuant to any applicable provision of the Maryland REIT Law.

         Section  12.2. Termination.

                  (a) Subject to the provisions of any class or series of Shares at the time outstanding, after approval by a majority of the Board of Trustees, the Trust may be terminated if holders of Shares representing two-thirds of the outstanding voting power of all outstanding Shares vote to terminate the Trust. Upon the termination of the Trust:

                           (i)      The Trust shall carry on no business except
for the purpose of winding up its affairs.

                           (ii)     The Trustees shall proceed to wind up the
affairs of the Trust and all of the powers of the Trustees under this Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust's contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trust may distribute the remaining property of the Trust among the Shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

                  (b) If the liquidation of the Trust occurs prior to the Initial Date, the property of the Trust shall be distributed among the Shareholders in accordance with their respective capital accounts maintained in accordance with Section 13.7.

                  (c) After termination of the Trust, the liquidation of its business and the distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust's records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all Shareholders shall cease.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         Section 13.1. Governing Law. This Declaration of Trust is executed by the undersigned Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

         Section  13.2. Reports to Shareholders.

                  (a) After the end of each fiscal year, the Trust shall have an independent certified public accountant prepare audited financial statements of the Trust as of the close of the fiscal year, including a balance sheet, a statement of income or loss and a statement of cash flows. A copy of such audited financial statements for each fiscal year shall be furnished to each person who was a Shareholder at the end of such fiscal year not later than 90 days after the end of the fiscal year. The financial statements shall also contain a cash flow statement for such year and a summary of all payments made to the Holding Partnership, HILP or either of their Affiliates during such fiscal year. The annual report shall be prepared in accordance with generally accepted accounting principles consistently applied.

                  (b) Within 45 days after the end of each fiscal quarter (excluding the fourth quarter), the Trust will send to each Shareholder (i) an unaudited current value balance sheet as of the end of the fiscal quarter and related unaudited statements of income or loss and changes in assets, liabilities and Shareholders' equity for the fiscal quarter just ended, and (ii) a status report relating to the Trust's investments, activities and asset valuations.

         Section 13.3. Reliance by Third Parties. Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or Shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or

Shareholders; (d) a copy of this Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to this Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact relating to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.

         Section  13.4. Severability.

                  (a) The provisions of this Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, Maryland REIT Law or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of this Declaration of Trust, even without any amendment of this Declaration of Trust pursuant to Article X and without affecting or impairing any of the remaining provisions of this Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any such determination by the Board of Trustees, the Board shall amend this Declaration of Trust in the manner provided in Section 10.2.

                  (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

         Section 13.5. Construction. In this Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Declaration of Trust. Unless otherwise specified, references in this Declaration of Trust to `Sections" or the `Appendix" are to Sections of and the Appendix to this Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Trustees or officers, to the extent appropriate and not inconsistent with the Code or the Maryland REIT Law, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of "corporation" for purposes of such provisions; provided, however, that the Trust shall not be subject to Section 3-602 thereof to the extent the Board of Trustees adopts a resolution exempting the Trust therefrom, as permitted by Section 3-603 thereof.

         Section 13.6. Recordation. This Declaration of Trust and any amendment hereto shall be filed for record with the Department and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration of Trust or any amendment hereto in any office other than the Department shall not affect or impair the validity or effectiveness of this Declaration of Trust or any amendment hereto. A restated Declaration of

Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.

         Section 13.7. Tax Matters Prior to Initial Date. The provisions of Appendix A shall apply during those taxable periods, if any, in which the Trust is classified as a partnership rather than as a REIT for U.S. federal income tax purposes.

         Section 13.8. Counterparts. This Declaration of Trust may be signed in multiple counterparts which, taken together, shall constitute one and the same instrument.

                                   APPENDIX A
                                       TO
                              DECLARATION OF TRUST
                                       OF
                       HINES-SUMISEI NY CORE OFFICE TRUST

                                   ALLOCATIONS

         The provisions of this Appendix A shall apply only during those taxable periods (if any) in which the Trust is classified as a partnership, rather than as a REIT, for federal income tax purposes.

         1. Definitions. Terms defined in the Second Amended and Restated Declaration of Trust of Hines-Sumisei NY Core Office Trust will have the same meaning in this Appendix A. In addition, the following terms will have the meanings set forth below:

                  "Adjusted Capital Account Deficit": With respect to any Shareholder, the deficit balance, if any, in such Shareholder's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                  (a) Crediting to such Capital Account (i) any amount which such Shareholder is obligated to restore following pursuant to any provision of this Declaration of Trust or otherwise; (ii) the amount of such Shareholder's share of the Trust Minimum Gain (which share will be determined in accordance with Regulations Section 1.704-2(g); and (iii) the amount of such Shareholder's share of Shareholder Nonrecourse Debt Minimum Gain (which share will be determined in accordance with Regulations Section 1.704-2(i)(5)); and

                  (b) Debiting to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

This definition is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d), and will be interpreted consistently therewith.

                  "Book Depreciation": For each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to the Trust's assets for such year or other period for federal income tax purposes, except that if the Gross Asset Value of any asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Book Depreciation with respect to such asset will be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such year is zero, Book Depreciation will be determined with reference to such beginning Gross Asset value using any reasonable method selected by the Board of Trustees.

         "Code": The Internal Revenue Code of 1986, as amended as of the date hereof and as the same may be amended from time to time, and any successor statute.

         "Gross Asset Value": With respect to any asset the asset's adjusted basis for federal income taxes, subject to the following exceptions and adjustments:

         (a) The initial Gross Asset Value of any asset contributed by a Shareholder to the Trust will be the gross fair market value of such asset, as agreed to by the contributing Shareholder and the Board of Trustees;

         (b) The Gross Asset Value of all Trust assets will be adjusted to equal their respective gross fair market values, as determined by the Board of Trustees, immediately preceding the occurrence of any of the following events:
(i) the acquisition of an additional interest in the Trust by any new or existing Shareholder in exchange for more than a de minimis capital contribution to the Trust if the Board of Trustees determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Shareholders in the Trust; (ii) the distribution by the Trust to a Shareholder of more than a de minimis amount of property as consideration for an interest in the Trust if the Board of Trustees determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Shareholders in the Trust; (iii) the liquidation of the Trust within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(g) (which for this purpose will include the termination of the Trust for federal income tax purposes pursuant to Code
Section 708(b)(1)(B)); and (iv) upon the occurrence of any other event for which such an adjustment is permitted under the Regulations if the Board of Trustees determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Shareholders in the Trust;

         (c) The Gross Asset Value of any Trust asset distributed to any Shareholder will be the gross fair market value of such asset on the date of distribution as determined by the Board of Trustees;

         (d) The Gross Asset Values of Trust assets will be increased (or decreased) to reflect any adjustment to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values will not be adjusted pursuant to this subsection (d) to the extent the Board of Trustees determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

         (e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b) or (d) above, such Gross Asset Value will thereafter be adjusted by the Book Depreciation (calculated in accordance with Regulations Section 1.704-1(b)(2)(iv)(g)) taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

                  "Hines Controlled Entity": As defined in the Organization Agreement.

                  "Net Income" or "Net Loss," as the case may be: For any period, an amount equal to the Trust's Taxable Income or Taxable Loss for such period, with the following adjustments:

                  (a) Any income of the Trust that is exempt from federal income tax and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition will be added to such Taxable Income or will reduce such Taxable Loss;

                  (b) Any expenditure of the Trust described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition, will be subtracted from such Taxable Income or Loss;

                  (c) If the Gross Asset Value of any Trust asset is adjusted pursuant to subsection (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment will be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

                  (d) Gain or loss resulting from the disposition of any Trust asset with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such Taxable Income or Loss, there will be taken into account Book Depreciation for such fiscal year or other period;

                  (f) To the extent an adjustment to the adjusted tax basis of any Trust asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Shareholder's interest in the Trust, or is required pursuant to the last sentence of Regulations Section 1.704-1(b)(2)(iv)(m)(2) to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

                  (g) Notwithstanding any other provision of this definition any item that is specially allocated pursuant to Section 4 will not be taken into account in computing Net Income or Net Loss.

                  "Nonrecourse Deduction": Any item of Trust loss, deduction or expense that is attributable to a Nonrecourse Liability, and the amount thereof will be determined in accordance with the rules set forth in Regulations Sections 1.704-2(c) and 1.704-2(j)(1).
                                      A-3

                  "Nonrecourse Liability": Any Trust liability (or portion thereof) for which no Shareholder bears the economic risk of loss (within the meaning of Regulations Section 1.752-2).

                  "Regulations": The Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "Shareholder Nonrecourse Debt Minimum Gain": The minimum gain attributable to Shareholder Nonrecourse Debt and the amount thereof will be determined in accordance with the rules set forth in Regulations Section 1.704-2(i)(3).

                  "Shareholder Nonrecourse Debt": Any nonrecourse debt of the \ Trust for which any Shareholder bears the economic risk of loss (within the meaning of Regulations Section 1.752-2), and includes, for example, nonrecourse debt with respect to which a Shareholder or a Person related thereto (within the meaning of Regulations Section 1.752-4(b)) is the lender.

                  "Shareholder Nonrecourse Deduction": Any item of Trust loss, deduction or expense that is attributable to a Shareholder Nonrecourse Debt, and the amount thereof will be determined in accordance with the rules set forth in Regulations Section 1.704-2(i)(2).

                  "Trust Minimum Gain": The sum, for all Trust assets that are subject to any Nonrecourse Liability, of the amounts of taxable income or gain that would be recognized if each such asset were disposed of in full satisfaction of all Nonrecourse Liabilities secured by such asset (and for no other consideration), and the amount thereof will be determined in accordance with the principles set forth in Regulations Section 1.704-2(d).

                  "Taxable Income" or "Taxable Loss," as the case may be: For any period, the taxable income or taxable loss of the Trust for such period, determined in accordance with Code Section 703(a), including all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1).

         2. Capital Accounts. A separate capital account ("Capital Account") shall be maintained for each Shareholder.

                  (a) To each Shareholder's Capital Account there shall be added such Shareholder's capital contributions to the Trust, such Shareholder's distributive share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to
         Section 4, and the amount of any Trust liabilities assumed by such Shareholder or which are secured by any Trust property distributed to such Shareholder.

                  (b) From each Shareholder's Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any Trust property distributed to such Shareholder, such Shareholder's distributive share of Net Loss and any items in the nature of expenses or losses which are specially allocated pursuant to Section 4, and the amount of any liabilities of such Shareholder assumed by the Trust or which are secured by any property contributed by such Shareholder to the Trust.

                  (c) In the event all or a portion of a Shareholder's Shares are Transferred in accordance with the terms of the Declaration of Trust, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Shares.

                  (d) In determining the amount of any liability for purposes of subsections (a) and (b) of this Section 2, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

This Section 2 and the other provisions of this Appendix A relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Board of Trustees shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Trust, or the Shareholders) are computed in order to comply with such Regulations, the Board of Trustees may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Shareholder pursuant to the Declaration of Trust upon the liquidation of the Trust. The Board of Trustees also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Shareholders and the amount of Trust capital reflected on the Trust's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Declaration of Trust not to comply with Regulations Section 1.704-1(b).

         3.       Allocations of Net Income and Net Loss.

                  (a) Pre-Payout Allocations of Net Income and Net Loss.\ Net Income and Net Loss for any taxable period ending prior to the first taxable period in which the Class B Preferred Capital Amount has been distributed to the holders of Class B Preferred Shares shall be allocated among the Shareholders owning Preferred Shares in proportion to the number of Preferred Shares owned by each of them.

                  (b) Allocations of All Other Net Income and Net Loss. Net Income and Net Loss for the first taxable period in which the Class B Preferred Capital Amount has been distributed to the holders of Class B Preferred Shares, and Net Income and Net Loss for all taxable periods thereafter, shall be allocated as follows:

                  (i)      All such Net Income shall be allocated:

                           (A) First, among the Shareholders in proportion to, and until each such Shareholder has been allocated cumulative Net Income pursuant to this Section 3(b)(i)(A) in an amount equal to, the excess (if any) of the cumulative amount of Net Loss previously allocated to each such Shareholder pursuant to Section 3(a), over the cumulative amount of Net Income previously allocated to each such Shareholder pursuant to Section 3(a).

                           (B) Second, among the Shareholders in proportion to, and until each such Shareholder has been allocated cumulative Net Income pursuant to this

         Section 3(b)(i)(B) in an amount equal to, the cumulative amount of Net Loss previously allocated to each such Shareholder pursuant to Section 3(b)(ii)(D).

                  (C) Third, among the Shareholders owning Common Shares in proportion to, and until each such Shareholder has been allocated cumulative Net Income pursuant to this Section 3(b)(i)(C) in an amount equal to, the minimum amount necessary so as to cause the amount of "Cumulative Share Income Allocations" to each such Shareholder to be in proportion to the number of Common Shares owned by each such Shareholder. The amount of "Cumulative Share Income Allocations" to a Shareholder is the cumulative amount of Net Income allocated to such Shareholder pursuant to this Section 3(b)(i)(C), plus the amount (if any) by which the cumulative amount of Net Income previously allocated to such Shareholder pursuant to Section 3(a) exceeds the cumulative amount of Net Loss previously allocated to each such Shareholder pursuant to Sections 3(a) and 3(b)(ii)(A).

                  (D) Thereafter, among the Shareholders owning Common Shares in proportion to the number of Common Shares owned by each such Shareholder.

         (ii)     All such Net Loss shall be allocated:

                  (A) First, among the Shareholders in proportion to, and until each such Shareholder has been allocated cumulative Net Loss pursuant to this Section 3(b)(ii)(A) in an amount equal to, the excess (if any) of the cumulative amount of Net Income previously allocated to each such Shareholder pursuant to Section 3(a), over the cumulative amount of Net Loss previously allocated to each such Shareholder pursuant to Section 3(a).

                  (B) Second, among the Shareholders in proportion to, and until each such Shareholder has been allocated cumulative Net Loss pursuant to this Section 3(b)(ii)(B) in an amount equal to, the excess (if any) of (x) the cumulative amount of Net Income previously allocated to each such Shareholder pursuant to Section 3(b)(i)(D), over
         (y) the cumulative amount of distributions made to such Shareholder pursuant to Section 6.6(b)(ii) of the Declaration of Trust.

                  (C) Third, among the Shareholders in proportion to, and until each such Shareholder has been allocated cumulative Net Loss pursuant to this Section 3(b)(ii)(C) in an amount equal to, the cumulative amount of Net Income previously allocated to each such Shareholder pursuant to Section 3(b)(i)(C).

                  (D) Thereafter, among the Shareholders owning Preferred Shares in proportion to the number of Preferred Shares owned by each such Shareholder.

4.       Regulatory Allocations.

         (a) Trust Minimum Gain. Except as otherwise provided in Regulations Section 1.704-2(f), and notwithstanding any other provision of this Section 4, if there is a net decrease in Trust Minimum Gain during any taxable period of the Trust, each Shareholder shall be specially allocated items of Trust income and gain for such taxable period (and, if necessary, subsequent taxable periods) in an amount equal to such Shareholder's share of the net decrease in Trust Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 4(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

         (b) Shareholder Nonrecourse Debt Minimum Gain. Except as otherwise provided in Regulations Section 1.704-2(i)(4), and notwithstanding any other provision of this Section 4, if there is a net decrease in Shareholder Nonrecourse Debt Minimum Gain attributable to a Shareholder Nonrecourse Debt during any Trust taxable period, each Shareholder who has a share of the Shareholder Nonrecourse Debt Minimum Gain attributable to such Shareholder Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Trust income and gain for such taxable period (and, if necessary, subsequent taxable periods) in an amount equal to such Shareholder's share of the net decrease in Shareholder Nonrecourse Debt Minimum Gain attributable to such Shareholder Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(i)(2). This Section 4(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

         (c) Qualified Income Offset. In the event any Shareholder unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Trust income and gain shall be specially allocated to each such Shareholder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Shareholder as quickly as possible, provided that an allocation pursuant to this Section 4(c) shall be made only if and to the extent that such Shareholder would have an Adjusted Capital Account Deficit after all other allocations provided for in Section 3 and this Section 4 have been tentatively made, as if this Section 4(c) were not in this Agreement.

         (d) Preventive Allocation. In the event any Shareholder has an Adjusted Capital Account Deficit at the end of any Trust taxable period, each such Shareholder shall be specially allocated items of Trust income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4(d) shall be made only if and to the extent that such Shareholder would have a deficit Capital Account after all other allocations provided for in Section 3 and this Section 4 have been made as if Section 4(c) hereof and this Section 4(d) were not in this Agreement.

         (e) Overall Limitation on Allocation of Net Loss. The Net Loss allocated pursuant to Section 3 shall not exceed the maximum amount of Net Loss that can be so allocated without causing any Shareholder to have an Adjusted Capital Account Deficit at the end of any taxable period. Subject to the limitations in the preceding sentence, all Net Loss in excess of the limitations set forth in this Section 4(e) shall be allocated to the other Shareholders holding Preferred Shares in proportion to the number of Preferred Shares owned by each of them.

         (f) Allocation of Nonrecourse Deductions and Shareholder Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated among the Shareholders holding Preferred Shares in proportion to the number of Preferred Shares owned by each of them. Any Shareholder Nonrecourse Deductions for any taxable period shall be specially allocated to the Shareholder who bears the economic risk of loss with respect to the Shareholder Nonrecourse Debt to which such Shareholder Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i)(1).

         (g) Optional Adjustments to Basis under Code Section 754. To the extent an adjustment to the adjusted tax basis of any Trust asset pursuant to Code Section 734(b) is required, pursuant to Regulations
         Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Shareholder in complete liquidation of its interest in the Trust, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specifically allocated to the Shareholder to whom such distribution was made.

         (h) Curative Allocations. The allocations set forth in Sections 4(a)-(f) (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations under Code Section 704(b) and Code Section 514(c)(9)(E). It is the intent of the Shareholders that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Trust income, gain, loss, or deduction pursuant to this
         Section 4(h). Therefore, notwithstanding any other provision of this Appendix A (other than the Regulatory Allocations), the Board of Trustees shall make such offsetting special allocations of Trust income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Shareholder's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Shareholder would have had if the Regulatory Allocations were not part of the Agreement and all Trust items were allocated pursuant to Section 3.

         (i) Additional Revisions to Allocations. In the event that the distribution provisions of Section 6.6(c) or Section 6.6(d) of the Declaration of Trust become applicable, the allocation provisions of
         Section 3 shall be revised by the Board of Trustees in a manner that
         (A) reflects the economic interests of the Shareholders as modified by such Section 6.6(c) or such Section 6.6(d), as the case may be, (B) complies with Code Section 514(c)(9)(E).

5.       Tax Allocations: Code Section 704(c).

         (a) Income, gain, loss, and deduction with respect to any property contributed to the capital of the Trust shall, solely for tax purposes, be allocated among the Shareholders so as to take account of any variation between the adjusted basis of such property to the Trust for federal income tax purposes and its initial Gross Asset Value in accordance with any permissible method or methods under Code Section 704(c) and the Regulations thereunder.

         (b) In the event the Gross Asset Value of any Trust asset is adjusted pursuant to the definition of "Gross Asset Value", subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner or manners permitted under Code Section 704(c) and the Regulations thereunder.

         (c) Any elections or other decisions relating to such allocations shall be made by the Board of Trustees using any permissible manner under the Code or the Regulations that the Board of Trustees may elect in their sole discretion. Allocations pursuant to this Section 5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Shareholder's Capital Account or share of Net Income, Net Loss, other items, or distributions pursuant to any provision in this Agreement.

6.       Other Tax Matters.

         (a) HILP shall designate a Hines Controlled Entity that shall be the "tax matters partner" of the Trust within the meaning of Section 6231(a)(7) of the Code. If the Trust is the subject of an income tax audit by any federal, state, local or foreign authority, then to the extent the Trust is treated as an entity for purposes of the audit, including administrative settlement and judicial review, such designated Hines Controlled Entity shall be authorized to act for, and its decision shall be final and binding upon, the Trust and each Shareholder. All expenses incurred in connection with any audit, investigation, settlement or review shall be borne by the Trust.

         (b) The Board of Trustees shall take such steps as are necessary to ensure that the Trust is taxed as a partnership under the Code. Subject to the preceding sentence, the Board of Trustees shall have the exclusive right to make any determination whether the Trust shall make available elections (including any election pursuant to Code Section 754 to adjust the tax basis of Trust assets) for federal, state, or local tax purposes, and the Board of Trustees shall be absolved from all liability and other consequences from its making or failing to make any such election. All decisions and other matters concerning the computation and allocation or tax items and attributes which are not otherwise specifically provided for by the terms of this Appendix A shall be determined by the Board of Trustees, and the Board of Trustees shall be absolved from all liability and other consequences from any such decisions which are made in good faith.

         (c) The Board of Trustees shall take all such actions as are reasonably necessary for the Trust to comply with any withholding or comparable requirements under federal, state, local and foreign law and shall remit any amounts withheld to, and file required forms with, the applicable taxing jurisdictions. All amounts withheld from distributions shall be treated as having been distributed to the Shareholder with respect to whom the withholding was made. Any amounts that are required to be withheld by the Trust with respect to a Shareholder which are in excess or in advance of distributions to such Trust shall be paid over by such Shareholder to the Trust. Each Shareholder agrees to furnish the Trust with such representations and forms as the Board of Trustees shall reasonably request to assist in complying with the Trust's withholding obligations. A Shareholder subject to withholding shall pay to or reimburse the Trust for taxes, related interest and penalties, and all other costs and expenses incurred by the Trust in connection with such withholding obligation, except for interest, penalties or costs (but not taxes) that are incurred as a result of the gross negligence or willful misconduct of the Trust or the Board of Trustees.